Exhibit 10.28

THIRD AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Third Amendment”) is effective as of this 22nd day of  March, 2024, by and among (i) DANAM HEALTH, INC., a Delaware corporation (“Buyer”); (ii) WELLGISTICS, LLC, a Florida limited liability company (the “Company”) (iii) STRATEGIX GLOBAL LLC, a Utah limited liability company (“Strategix”), NOMAD CAPITAL LLC, a Utah limited liability company (“Nomad”), JOUSKA HOLDINGS LLC, a Delaware limited liability company (“Jouska”; together with Strategix and Nomad, collectively, “Sellers” and, each, a “Seller”); (iv) the Persons identified as Seller Owners listed on Annex II hereto (collectively, the “Seller Owners” and, each, a “Seller Owner”; Seller Owners, together with Sellers, the “Seller Parties” and, each, a “Seller Party”); and (v) BRIAN NORTON, a resident of the State of Montana, in his capacity as Seller Representative (“Seller Representative”; together with Buyer, Sellers, and Seller Owners, collectively, the “Parties” and, each, a “Party”).

RECITALS

A.The Parties are parties to that certain Membership Interest Purchase Agreement dated as of May 11, 2023 (the “Purchase Agreement”), concerning the acquisition of the membership interests of the Company by Buyer, as more particularly described in the Purchase Agreement.

B.The Parties amended the Purchase Agreement on August 4, 2023, (“Amendment”) extending the last date by which the Purchase Agreement could be consummated to December 26, 2023 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

C.The Parties amended the Purchase Agreement on December 26, 2023, (“Second Amendment”) extending the last date by which the Purchase Agreement could be consummated to March 29, 2024;

D.The Parties desire to further amend the Purchase Agreement to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and obligations contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Incorporation of Recitals. The recitals set forth above are incorporated herein and made a part of this Third Amendment to the same extent as if set forth herein.

2.Change of Earn-Out Dates. Sections 2.5(a)(i)-(iii) are deleted in their entirety and replace with the following new sections:

(i)

For the calendar year ending December 31, 2024 (the “2024 Earn-Out Period”) (1) if Gross Revenues of the Company are greater than or equal to $47,200,000.00 (the “2024 Gross Revenue Target”) then Sellers shall be entitled to an Earn-Out Payment in an aggregate value equal to $2,500,000.00 of Buyer Shares, and (2) if the EBITDA of the Company is greater than or equal to $4,200,000.00 (the “2024 EBITDA Target”, and, together with the 2024 Gross Revenue Target, the “2024 Targets”) then Sellers shall be entitled to an additional Earn-Out Payment in an aggregate value equal to $2,500,000.00 of Buyer Shares. Seller will habe been deemed to have met the 2024 Gross Revenue Target and/or the 2024 EBITDA Target if the final figures are at least eighty percent (80%) of the individual target. The highest Earn-Out Payment Sellers may achieve in 2024 is capped at $5,000,000.00 if both 2024 Targets are achieved.

(ii)

For the calendar year ending December 31, 2025 (the “2025 Earn-Out Period”) (1) if Gross Revenues of the Company are greater than or equal to $57,700,000.00 (the “2025 Gross Revenue Target”) then Sellers shall be entitled to an Earn-Out Payment in an aggregate value equal to $2,500,000.00 of Buyer Shares, and (2) if the EBITDA of the Company is greater than or equal to $6,500,000.00 (the “2025 EBITDA Target”, and, together with the 2024 Gross Revenue Target, the “2025 Targets”) then Sellers shall be entitled to an additional Earn-Out Payment in an aggregate value equal to $2,500,000.00 of Buyer Shares. Seller will habe been deemed to have met the 2025 Gross Revenue Target and/or the 2025 EBITDA Target if the final figures are at least ninety percent (90%) of the individual target. The highest Earn-Out Payment Sellers may achieve in 2025 is capped at $5,000,000.00 if both 2025 Targets are achieved.

(iii)

For the calendar year ending December 31, 2026 (the “2026 Earn-Out Period”) (1) if Gross Revenues of the Company are greater than or equal to $63,500,000.00 (the “2026 Gross Revenue Target”) then Sellers shall be entitled to an Earn-Out Payment in an aggregate value equal to $2,500,000.00 of Buyer Shares, and (2) if the EBITDA of the Company is greater than or equal to $7,500,000.00 (the “2026 EBITDA Target”, and, together with the 2024 Gross Revenue Target, the “2026 Targets”) then Sellers shall be entitled to an additional Earn-Out Payment in an aggregate value equal to $2,500,000.00 of Buyer Shares. Seller will habe been deemed to have met the 2026 Gross Revenue Target and/or the 2026 EBITDA Target if the final figures are at least ninety percent (90%) of the individual target. The highest Earn-Out Payment Sellers may achieve in 2026 is capped at $5,000,000.00 if both 2026 Targets are achieved.

3.Change of Bonus Dates. Sections 2.6(a)(i)-(iii) are deleted in their entirety and replace with the following new sections:

(i)

For the calendar year ending December 31, 2024, Sellers shall be entitled to receive a bonus equal to fifteen percent (15%) of Company EBITDA in excess of one hundred ten percent (110%) of the 2024 EBITDA Target as described in Section 2.5(a)(i)(2). The bonus shall be payable one half in Buyer Shares and one half in cash.

(ii)

For the calendar year ending December 31, 2025, Sellers shall be entitled to receive a bonus equal to fifteen percent (15%) of Company EBITDA in excess of one hundred ten percent (110%) of the 2025 EBITDA Target as described in Section 2.5(a)(i)(2). The bonus shall be payable one half in Buyer Shares and one half in cash.

(iii)

For the calendar year ending December 31, 2026, Sellers shall be entitled to receive a bonus equal to fifteen percent (15%) of Company EBITDA in excess of one hundred ten percent (110%) of the 2026 EBITDA Target as described in Section 2.5(a)(i)(2). The bonus shall be payable one half in Buyer Shares and one half in cash.

4.Annex 1. The following definitions are updated as a result of this Third Amendment: (i) the year “2023” is replaced with the year “2024”, (ii) the year “2024” is replaced with the year “2025”, (iii) the year “2025” is replaced with the year “2026.”

5.Schedules. The Parties acknowledge that the information contained in the Schedules was accurate upon execution of the Purchase Agreement, and that due to multiple extensions of time requested by the Buyer, the information contained in those Schedules has changed over time. Seller has and shall continue to provide updates when requested by Buyer.

6.Termination. Section 10.1 is amended by adding a new subsection (g) as follows:

(g)unilaterally by the Sellers in the event that this Agreement fails to close by August 31, 2024. Buyer may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is NON-REFUNDABLE under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

7.Restrictive Covenants. Section 6.3(b) is deleted and replaced in its entirety as follows:

For a period of five (5) years from and after the Closing Date, each Restricted Person will not, directly or indirectly, solict for employment (or attempt to solict for employment), any employee of the Company, Buyer or any of their respective subsidiaries or Affiliates; provided that each Restricted Person will not be prohibited from making general advertisements for employment if such advertisements are not directed at such employees. This restriction shall not apply to solicitation of any employee that has been terminated by their respective employer or resigns their employment with their respective employer so long as no solicitation has occurred during their employment.

8.Ratified and Confirmed.  The Purchase Agreement and Amendment, except as amended by this Third Amendment, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms and provisions. If there is any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Purchase Agreement and the Amendment, the terms and provisions of this Third Amendment shall govern.

9.Employment Agreements. As additional consideration for the this Third Amendment, the Parties shall negotiate in good faith and execute the employment agreements with Brian Norton, T. Scott Madsen, Brett Bryant, and Douglas Edmunds by April 12, 2024. These employment agreements shall become effective at the Closing.

10.Terms. All capitalized terms used herein, but not defined herein, shall have the same meanings given to such terms in the Purchase Agreement.

11.Governing Law and Venue.  Section 11.3 of the Purchase Agreement is incorporated herein mutatis mutandis.

12.Headings. The paragraph headings contained herein are included solely for the convenience of reference and shall not be considered in the interpretation of this Third Amendment nor shall the same be deemed to alter or modify the terms of this Third Amendment.

13.Execution/Counterparts.  This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Third Amendment by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart to the Third Amendment.

[Signatures appear on the following page.]

IN WITNESS WHEREOF the Parties hereto have executed this Third Amendment to Membership Interest Purchase Agreement on the date first above written.

BUYER:

DANAM HEALTH, INC.

By:	/s/ Prashant Patel
Name: Prashant Patel
Title: President

COMPANY

WELLGISTICS, LLC

By:	/s/ Brian Norton
Name: Brian Norton
Title: CEO

SELLER REPRESENTATIVE

/s/ Brian Norton
Brian Norton

Signature Page to Third Amendment to Membership Interest Purchase Agreement